Exhibit 99.1

MOMENTIVE PERFORMANCE MATERIALS INC.
SUPPLEMENTARY PENSION PLAN

(As Amended and Restated Effective December 31, 2011)

In recognition of the services provided by certain employees of subsidiaries of Momentive Performance Materials Holdings Inc. (the “Company”), the Company established, effective January 29, 2007, the Momentive Performance Materials Inc. Supplementary Pension Plan (the “Plan”). This document constitutes an amendment and restatement of the Plan and is effective as of December 31, 2011. The Plan provides eligible employees with retirement benefits that would otherwise be unavailable by reason of certain restrictive provisions of law applicable to the Momentive Performance Materials Inc. Pension Plan (the “Pension Plan”). The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

ARTICLE I
DEFINITIONS
For purposes of the Plan, all capitalized terms, which are not otherwise defined herein, shall have the same meaning as ascribed in the Pension Plan.

1.1    “Annual Estimated Social Security Benefit” shall mean the annual equivalent of the maximum possible primary insurance amount payable, after reduction for early retirement, as an old-age benefit to an employee who retired at age 62 on January 1st of the calendar year in which the Employee retires or dies, whichever is earlier; provided, however, that in the case of an Employee who is a New Plan Participant, age 65 shall be substituted for age 62 above. Such Annual Estimated Social Security Benefit shall be determined by the Company in accordance with the Federal Social Security Act in effect at the end of the calendar year immediately preceding such January 1st.
If an Employee has less than 35 years of Pension Benefit Service, the Annual Estimated Social Security Benefit shall be the amount determined under the first paragraph of this definition hereof multiplied by a factor, the numerator of which shall be the number of years of the Employee’s Pension Benefit Service to his date of retirement or death, whichever is earlier, and the denominator of which shall be 35.

The Annual Estimated Social Security Benefit as so determined shall be adjusted to include any social security benefit, or other similar benefit provided under foreign law or regulation as the Committee may prescribe that is paid or payable to the Employee. Any adjustment to the Annual Estimated Social Security Benefit shall be a direct dollar-for-dollar adjustment.

Notwithstanding any provision of the Plan to the contrary, the Annual Estimated Social

Security Benefit for an Employee who terminates, retires or dies from employment with the Company and its Affiliates after December 31, 2011, shall be determined as if the Employee had terminated from employment with the Company and its Affiliates on December 31, 2011. For the avoidance of doubt, the preceding sentence means that the Annual Estimated Social Security Benefit that is determined for an Employee shall not change after 2011 for any reason, including due to changes in the Social Security Act or cost-of-living adjustments under the Social Security Act.

1.2    “Annual Pension Payable under the Momentive Performance Materials Inc. Pension Plan” means the sum of (1) the annual Pension credited to the Employee as of his date of retirement or death, whichever is earlier, and (2) any annual pension (or the annual pension equivalent of other forms of payment) payable under any other broad-based foreign pension plan attributable to periods for which Pension Benefit Service is granted by the Chairman of the Board or the Committee or is credited by the Pension Plan provided the Committee determines such annual Pension shall be deductible from the benefit payable under the Plan. All such amounts shall be determined before application of any reduction for optional or disability retirement, for election of any optional form of Pension at retirement, for a qualified domestic relations order(s), if any, or in connection with any other adjustment made pursuant to the Pension Plan or any other broad-based foreign pension plan.
Notwithstanding any provision of the Plan to the contrary, the Annual Pension Payable under the Momentive Performance Materials Inc. Pension Plan for an Employee who terminates or retires from employment with Company and its Affiliates after December 31, 2011, shall be determined as if the Employee had terminated or retired from employment with the Company and its Affiliates on December 31, 2011.
1.3    “Annual Pension Payable under the GE Pension Plan” means for any Transition Employee, the sum of the Regular Pension, the Additional Pension and the Personal Pension Account Annuity (as each term is defined under the GE Pension Plan) deemed to be credited to the Employee as of January 28, 2007. All such amounts shall be determined before application of any reduction for optional or disability retirement, for election of any optional form of Pension at retirement, for a qualified domestic relations order(s), if any, or in connection with any other adjustment made pursuant to the GE Pension Plan or any other broad-based foreign pension plan.
For the purposes of this paragraph, the Transition Employee’s Annual Pension Payable under the GE Pension Plan shall include the Personal Pension Account Annuity (as such term is defined in the GE Pension Plan) deemed payable to the Transition Employee or the Transition Employee’s Spouse on the date of the Transition Employee’s retirement or death as the case may be, regardless of whether such annuity commenced on such date.

1.4    “Annual Retirement Income” means the amount determined by multiplying 1.75% of the Employee’s Average Annual Compensation by the number of years of Pension Benefit Service completed by the Employee at the date of his retirement or death, whichever is earlier.
1.5    “Average Annual Compensation” means one-third of the Employee’s Compensation for the highest 36 consecutive months during the last 120 completed months before the earlier of his date of retirement or death or December 31, 2011. In computing an Employee’s Average Annual Compensation, his Normal Straight-time Annual Earnings shall be substituted for his actual Compensation for any month in which such Normal Straight-time Annual Earnings are greater. Notwithstanding any provision of the Plan to the contrary, an Employee’s Compensation earned on or after January 1, 2012 shall not be taken into account for purposes of determining such Employee’s Average Annual Compensation.
1.6    “Committee” means the Global Benefits Committee of the Company.
1.7    “Compensation” means an Employee’s salary (including any amounts deferred that have been approved prior to the year for which the accrual occurs by the Committee to be classified as compensation for purposes of the Plan) plus:

(a)	the total amount of any Incentive Compensation earned except to the extent such incentive compensation is excluded by the Board of Directors or a committee thereof;

(b)
for persons who would otherwise then have been eligible for incentive compensation if they had not been participants in a Sales Commission Plan or other variable compensation plan, the total amount of sales commissions (or other variable compensation earned);

(c)	for all other persons, the sales commissions and other variable compensation earned by them but only to the extent such earnings were then included under the Pension Plan;

(d)
any amounts (other than salary and those mentioned in clauses (a) through (c) above) which were then included as Compensation under the Pension Plan except any amounts which the Committee may exclude from the computation of “Compensation” and subject to the powers of the Committee under Article IX of the Plan; and

(e)	with respect to a Transition Employee, any amount that is taken into account as Compensation under the GE Supplementary Pension Plan before January 29, 2007.
1.8    “Pension Benefit Service” shall have the same meaning herein as in the Pension Plan (including, for a Transition Employee, the Pension Benefit Service earned under the GE Pension Plan), but shall also include any period of Service with:

(a)	the Company or an Affiliate as the Committee may otherwise provide by rules and regulations issued with respect to the Plan, and

(b)	another employer as may be approved from time to time by the Chairman of the Board but only to the extent that any conditions specified in such approval have been met.
Notwithstanding any provision of the Plan to the contrary, an Employee shall not be credited with additional Pension Benefit Service under the Plan on or after January 1, 2012.
1.9    “Pension Qualification Service” shall have the same meaning herein as in the Pension Plan, except as the Committee may otherwise provide by rules and regulations issued with respect to the Plan.
ARTICLE II

ELIGIBLE EMPLOYEES
2.1    Each Employee who is assigned to the Momentive Performance Materials Inc. Executive or higher Career Band (or a position of equivalent responsibility as determined by the Committee), who has five or more years of Pension Qualification Service and who is a participant in the Pension Plan shall be eligible to participate, and shall participate, in the Plan to the extent of the benefits provided herein, provided that, except as provided in Article V of the Plan, an Employee who retires under the optional retirement provisions of the Pension Plan before the first day of the month following attainment of age 60, or an Employee who leaves the Service of the Company and its Affiliates before attainment of age 60, shall not be eligible for a Supplementary Pension under the Plan.
2.2    An Employee who was eligible to participate in the Plan by virtue of his assigned position level or position of equivalent responsibility throughout any consecutive three years of the 15-year period ending on the last day of the month preceding his termination of Service date for retirement and who meets the other requirements specified in this Article shall be eligible for the benefits provided herein even though he is not assigned to the Company’s Executive or higher Career Band (or a position of equivalent responsibility as determined by the Committee) on the date his Service terminates.
2.3    The Chief Executive Officer of the Company, or his delegate, may approve the continued participation in the Plan of an individual who is localized outside the United States as an employee of the Company or an Affiliate and who otherwise meets all of the eligibility conditions set forth herein during such localization. The designated individual’s service and pay while localized, with appropriate offsets for local country benefits, shall be counted in calculating his Supplementary Pension. Such calculation and the individual’s entitlement to any benefits herein shall be determined consistent with the principles of the Plan as they apply to employees who are not localized, provided that the Chief Executive Officer, or his delegate, may direct such other treatment, if any, as he deems appropriate.
2.4    Notwithstanding the foregoing provisions of this Article II, no Employee shall become eligible to participate or commence participation in the Plan on or after January 1, 2012; provided, however, any Employee assigned to the Company’s Executive or higher Career Band (or a position of equivalent responsibility as determined by the Committee) prior to January 1, 2012, who has not commenced participation in the Plan because he has not met the Pension Qualification Service requirement as of December 31, 2011, shall be eligible to become a participant in the Plan after January 1, 2012 upon completion of five years of Pension Qualification Service.
ARTICLE III

AMOUNT OF SUPPLEMENTARY PENSION AT OR AFTER NORMAL RETIREMENT
3.1    The amount of the annual Supplementary Pension payable to an eligible Employee who retires on or after his normal retirement date under the Pension Plan shall be equal to the excess, if any, of the Employee’s Annual Retirement Income, over the sum of the following:

(a)	the Employee’s Annual Pension Payable under the Pension Plan;

(b)	the Employee’s Annual Pension Payable under the GE Pension Plan;

(c)	1/2 of the Employee’s Annual Estimated Social Security Benefit;

(d)	the Employee’s annual excess benefit, if any, payable under the Momentive Performance Materials Inc. Excess Benefit Plan;

(e)	in the case of a Transition Employee, the Employee’s annual excess benefit, if any, earned as of January 28, 2007, and payable under the GE Excess Benefit Plan; and

(f)	in the case of a Transition Employee, the Employee’s annual benefit, if any, earned as of January 28, 2007, and payable under the GE Supplementary Pension Plan.
3.2    The amounts described in paragraphs (a), (b), (c), (d) and (e) of Section 3.1 shall be determined before any adjustment for commencement at other than normal retirement age or any adjustment for form of payment. Such Supplementary Pension shall be subject to the limitations specified in Article VII of the Plan. Notwithstanding the foregoing, in no event shall any change in the amount deferred under the Plan that results directly from changes in benefit limitations applicable to the Pension Plan under the Code exceed that change in the amounts accrued under the Pension Plan.
ARTICLE IV

AMOUNT OF SUPPLEMENTARY PENSION AT OPTIONAL OR DISABILITY RETIREMENT
4.1    The amount of the annual Supplementary Pension payable to an eligible Employee who, following attainment of age 60, retires on an optional retirement date under Section V.1 of the Pension Plan shall be computed in the manner provided by Article III of the Plan (for an Employee retiring on his normal retirement date) but taking into account only Pension Benefit Service and Average Annual Compensation to the actual date of optional retirement. Such Supplementary Pension shall be subject to the limitations specified in Article VII of the Plan. In the event such Employee is a New Plan Participant on the date of his termination of Service, such Supplementary Pension, as so limited, shall be reduced to reflect commencement before his normal retirement date by applying the methodology provided under

Section VI.3 of the Pension Plan. Consistent with the foregoing, such reduction shall equal 5/12% for each month from such Employee’s optional retirement date to his normal retirement date. Said reduction shall not be imposed, however, in the event such Employee terminates from the Service of the Company and its Affiliates on or after (1) attainment of at least age 62 and (2) completion of at least 25 years of Pension Qualification Service.
4.2    The annual amount of the Supplementary Pension payable to an eligible Employee who retires on a Disability Pension under Section VII of the Pension Plan shall first be computed in the manner provided by Article III of the Plan (for an Employee retiring on his normal retirement date) taking into account only Pension Benefit Service and Average Annual Compensation to the actual date of disability retirement. Such Supplementary Pension shall be subject to the limitations specified in Article VII of the Plan. Such Supplementary Pension, as so limited, shall be reduced to reflect commencement before the Employee’s earliest optional retirement age by applying the methodology provided under Section VIII.3 of the Pension Plan.
ARTICLE V

SPECIAL BENEFIT PROTECTION FOR CERTAIN EMPLOYEES
5.1    A former Employee whose Service with the Company and its Affiliates is terminated before attainment of age 60 and after completion of 25 or more years of Pension Qualification Service and who meets one of the following conditions shall be eligible for a Supplementary Pension under the Plan payable in accordance with Article VIII of the Plan:

(a)	The Employee’s Service is terminated because of a Plant Closing.

(b)	The Employee’s Service is terminated for transfer to a Successor Employer.

(c)	The Employee’s Service terminated after one year on layoff with protected Service.
5.2    A former Employee, who met the 5 years of Pension Qualification Service required to participate, whose Service with the Company and its Affiliates is terminated before attainment of age 60 and who does not meet the requirements of Section 5.1 and who is approved by the Executive Vice President of Human Resources shall be eligible for a Supplementary Pension under the Plan payable in accordance with Article VIII of the Plan.
5.3    An eligible Employee, who met the 5 years of Pension Qualification Service required to participate, whose Service with the Company and its Affiliates is involuntarily terminated by the Company or its Affiliates without Cause or voluntarily terminates for Good Reason (as such terms are defined below) before attainment of age 60 and who does not meet the requirements of Section 5.1 or 5.2 above, shall be eligible for a Supplementary Pension under the Plan payable in accordance with Article VIII of the Plan.
For purposes of this Section 5.3, “Cause” means the termination by the Company or an Affiliate of an Employee’s employment based on such Employee’s (a) commission of a felony or a crime of moral turpitude; (b) commission of a willful and material act of dishonesty involving the Company or an Affiliate; (c) breach of the Company’s policies that causes material harm to the Company, its Affiliates or its or their business reputation; (d) willful misconduct which causes material harm to the Company, its Affiliates or its or their business reputation; or (e) failure to cure a material breach of his obligations under any agreement entered into between the Employee and the Company and/or an Affiliate within 30 days after written notice of such breach.
For purposes of this Section 5.3, “Good Reason” means the voluntary resignation by the Employee within 180 days after the initial occurrence of any one or more of the following actions taken by the Company or any Affiliate without the Employee’s consent (i) a material diminution in the Employee’s annual base salary, (ii) a material reduction or adverse change in the Employee’s title, authority, duties, responsibilities, or reporting relationship; or (iii) a material relocation of the Employee’s primary work place, as assigned to him by the Company. Notwithstanding the foregoing, a termination will not be for “Good Reason” unless the Employee shall have given the Company thirty (30) days’ prior written notice describing the alleged action(s) and then only if the Company has not cured such actions within thirty (30) days after the Company’s receipt of such written notice.

5.4    The Supplementary Pension, if any, for Employees who meet the conditions in Sections 5.1, 5.2 and 5.3 of the Plan shall be calculated in accordance with the provisions of Section 4.1 of the Plan, including the imposition of the reduction described therein to reflect a commencement date occurring before normal retirement date in the case of Employees who are New Plan Participants on the date of their termination of Service. For purposes of making this calculation, the Employee’s: (1) Pension Benefit Service to the Service termination date shall be considered; (2) Average Annual Compensation shall be based on the last 120 completed months before such Service termination date; and (3) Annual Estimated Social Security Benefit shall be determined as though the Employee’s retirement date was such Service termination date.
ARTICLE VI

PAYMENTS UPON DEATH
6.1    If an eligible Employee dies in active Service, or if a former Employee entitled to a Supplementary Pension pursuant to Article V of the Plan dies prior to such retirement, and a death benefit is payable to the beneficiary or Spouse of such Employee under the Pension Plan, a death benefit shall also be payable to the beneficiary or Spouse under this Supplementary Pension Plan. Any such death benefit payable under the Plan shall be computed as if paid in the same manner as the death benefit payable under the Pension Plan but shall be based on the Supplementary Pension payable under the Plan. The death benefit payable under the Plan will begin to be paid as of January following the later of the Employee’s death or the date the Employee would have attained age 60.
ARTICLE VII

LIMITATION ON BENEFITS
7.1    Notwithstanding any provision of the Plan to the contrary, if the sum of:

(a)	the Supplementary Pension otherwise payable to an Employee hereunder;

(b)	the Employee’s Annual Pension Payable under the Pension Plan;

(c)	the Employee’s Annual Pension Payable under the GE Pension Plan;

(d)	100% of the Annual Estimated Social Security Benefit but before any adjustment for less than 35 years of Pension Benefit Service;

(e)	the Employee’s annual excess benefit, if any, payable under the Momentive Performance Materials Inc. Excess Benefit Plan;

(f)	in the case of a Transition Employee, the Employee’s annual excess benefit, if any, earned as of January 28, 2007, and payable under the GE Excess Benefit Plan; and

(g)	in the case of a Transition Employee, the Employee’s annual benefit, if any, earned as of January 28, 2007, and payable under the GE Supplementary Pension Plan, exceeds 60% of his Average Annual Compensation (with such Supplementary Pension and the amounts set forth in (b), (c), (e), (f), and (g) above determined before any adjustment for commencement at other than normal retirement age or any adjustment for form of payment), such Supplementary Pension (as so determined) shall be reduced by the amount of the excess. Any further reductions or adjustments prescribed herein, including those applicable to Employees who are New Plan Participants on the date of their termination of Service, shall be applied against such reduced Supplementary Pension.

ARTICLE VIII

PAYMENT OF BENEFITS
8.1    An Employee shall receive the Supplementary Pension provided for herein beginning as of January following the later of the Employee’s termination of Service (within the meaning of section 409A of the Code) or attainment of age 60. The Employee shall receive the Supplementary Pension in the form of a single life annuity or any other actuarial equivalent annuity that the Employee is eligible to elect under the Pension Plan and elects to be paid in such annuity form before the annuity starting date for his Supplementary Pension. Such election shall not require spousal consent. For purpose of determining benefits under the Plan, it is assumed that the Employee elects to receive his Pension under the plans described in Article III of the Plan in the same form and beginning at the same time as he receives his Supplementary Pension under the Plan. The provisions of the Pension Plan relating to the treatment of amounts payable to a missing person shall apply to amounts payable under the Plan.
8.2    An Employee’s beneficiary for the purposes of the Plan shall be the beneficiary designated by him. The provisions of the Pension Plan with respect to the designation or selection of a beneficiary shall apply to the designation or selection of a beneficiary under the Plan, except that the requirement of the Spouse’s Consent to the designation or selection of a beneficiary by the Employee shall not apply.
8.3    To the extent that deferred compensation subject to the requirements of section 409A of the Code becomes payable under this Agreement to a “specified employee” (within the meaning of section 409A of the Code) on account of separation from service, any such payments shall be delayed by six months to the extent necessary to comply with the requirements of section 409A of the Code.
ARTICLE IX

ADMINISTRATION
9.1    The Plan shall be administered by the Committee, which shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve in its sole and absolute discretion any and all questions or claims, including interpretations of the Plan, as may arise in connection with the Plan.
9.2    In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may also serve as counsel to the Company.
9.3    The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan or making any claim hereunder.
9.4    Notwithstanding any provision to the contrary, all provisions of the Plan shall be construed and interpreted to comply with section 409A of the Code and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with section 409A of the Code or the applicable regulations thereunder.
ARTICLE X

CLAIMS PROCEDURE
10.1    The Committee shall advise each Employee and beneficiary of any benefits to which he is entitled under the Plan. If any person believes that a the Company has failed to advise him of any benefit to which he is entitled or pay him any benefit due under the Plan, he may file a written claim with the Committee. The claim shall be reviewed, and a response provided, within a reasonable period of time after receiving the claim. Every claimant who is denied a claim for benefits shall be provided with written notice within 90 days following receipt by the Committee unless the Committee determines that special circumstances require an extension of time for processing the claim (which extension shall not exceed a period of 90 days from the end of such initial period) in which case written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The notice shall set forth in a manner calculated to be understood by the claimant: the specific reason or reasons for the denial; specific reference to pertinent Plan provisions upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the claim review procedure and time limits applicable to such procedure as set forth in paragraph (b) and a statement of the Employee’s right to bring a civil action under section 502(a) of ERISA if a claim is denied upon review.
10.2    Within 60 days of receipt by a claimant of a notice denying a claim under the Plan under paragraph 1 above, the claimant or his duly authorized representative may request in writing a full and fair review of the claim by the Committee. The Committee may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his duly authorized representative may review pertinent documents, may request (free of charge) reasonable access to, and copies of all documents, records and other information relevant to the claim for benefits, and may submit issues and comments in writing. The claims review provided hereunder shall take into account all comments, documents, records, and other information submitted by the claimant, regardless of whether such information was submitted or considered in the initial benefit decision. The Committee shall make a decision promptly, and not later than 60 days after the Committee's receipt of a request for review, unless special circumstances (such as the need to hold a hearing, if the Committee deems one necessary) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, be written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Plan provisions on which the decision is based. This written decision shall also contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.
ARTICLE XI

TERMINATION, SUSPENSION OR AMENDMENT
The Board of Directors may, in its sole discretion, terminate, suspend or amend the Plan at any time or from time to time, in whole or in part. However, no such termination, suspension or amendment shall adversely affect (a) the benefits of any former Employee who retired under the Plan prior to the date of such termination, suspension or amendment or (b) the right of any then current Employee to receive upon retirement or if later, age 60, or of his or her Surviving Spouse or beneficiary to receive upon such Employee’s death or if later, the date the Employee would have attained age 60, the Supplementary Pension or death benefit, as the case may be, to which such person would have been entitled under the Plan, regardless of whether such Employee had attained age 60 or was otherwise vested in his Supplementary Pension or death benefit as of such date and taking into account the Employee’s Pension Benefit Service and Average Annual Compensation calculated as of the effective date of such termination, suspension or amendment.
ARTICLE XII

GENERAL CONDITIONS
12.1    No interest of an Employee, retired employee, Surviving Spouse or beneficiary under the Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through an Employee, retired employee, Surviving Spouse or beneficiary. If any attempt is made to alienate, pledge or charge any such interest or any such benefit for any debt, liabilities in tort or contract, or otherwise, of any Employee, retired employee, Surviving Spouse, or beneficiary, contrary to the prohibitions of the preceding sentence, then the Committee in its discretion may suspend or forfeit the interests of such person and during the period of such suspension, or in case of forfeiture, the Committee shall hold such interest for the benefit of, or shall make the benefit payments to which such person would otherwise be entitled to the designated beneficiary or to some member of such Employee’s, retired employee’s, Surviving Spouse’s or beneficiary’s family to be selected in the discretion of the Committee. Similarly, in cases of misconduct, incapacity or disability, the Committee, in its sole discretion, may make payments to some member of the family of any of the foregoing to be selected by it or to whomsoever it may determine is best fitted to receive or administer such payments.
12.2    No Employee and no other person shall have any legal or equitable rights or interest in the Plan that are not expressly granted in the Plan. Participation in the Plan does not give any person any right to be retained in the Service of his employer. The right and power of the Company to dismiss or discharge any Employee is expressly reserved.
12.3    Except to the extent that the same are governed by ERISA, the law of the State of Ohio shall govern the construction and administration of the Plan.
12.4    The rights under the Plan of an Employee who leaves the Service of the Company at any time and the rights of anyone entitled to receive any payments under the Plan by reason of the death of such Employee, shall be governed by the provisions of the Plan in effect on the date such Employee leaves the Service of the Company, except as otherwise specifically provided in the Plan.
12.5    No funds shall be segregated or earmarked for any current or former employee beneficiary or other person; however, the Company may establish one or more grantor trusts of the type known as a “Rabbi Trust” in respect of its obligations under the Plan (in which case amounts deferred under the Plan shall also be governed by the terms of such trust). No current or former employee, beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any fund, any specific sum of money, any grantor trust, or in any asset that may be acquired by the Company in respect of its obligations under the Plan, other than as a general creditor of the Company with an unsecured claim against the Company’s general assets.
12.6    The rights, privileges, benefits and obligations under the Plan are intended to be and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

IN WITNESS WHEREOF, the Plan Sponsor has executed the Plan as of the 31st day of December, 2011.

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC. (Plan Sponsor) By: /s/ Authorized Person